POWER OF ATTORNEY

	The undersigned, William W. Helman, a resident of the State of Massachusetts, does hereby appoint Henry F. McCance, William W.
Helman, Mary H. Murphy and Donald Sullivan, and each of them acting singly (collectively, the "Attorneys" and individually, an "Attorney"), the undersigned's attorney-in-fact, with power for the undersigned and in the undersigned's name to act generally as the undersigned's attorney-in-fact in connection with (I) the making by the undersigned of any direct or indirect investment as part of the co-investment obligation of William W. Helman, as more fully described in Section 5.03(e)(i) of that certain Limited Partnership Agreement dated as of January 1, 2000 of Greylock
X Limited Partnership and Section 5.03(e)(i) of that certain Limited Partnership Agreement dated as of January 1, 2000 of Greylock X-A
Limited Partnership, (II) the voting, pledging, transferring, selling or otherwise disposing of or dealing with any such investment, and (III) the taking of any other action which may be directly or indirectly related to any of the foregoing activities, in each case to the same extent as if the undersigned were acting personally and otherwise to the fullest extent permitted by applicable laws, and specifically, but without limitation, each Attorney shall have power:

     1. To sign and endorse checks, notes, securities purchase agreements, underwriting agreements, voting agreements, merger agreements, stock purchase or sale agreements, acquisition agreements, and any and all other instruments and documents.

     2. To buy, sell, pledge, mortgage, lease and transfer on any terms, personal property, including securities.

     3. To accept service of any proceeding before any Court or administrative body, to appear on the undersigned's behalf and represent the undersigned in any such proceeding, to consent to the disposition of any such proceeding and to execute all other instruments in such connection.

     4. To employ and compensate attorneys, investment bankers, brokers or agents on the undersigned's behalf in furtherance of such powers.

     5. To exercise any and all voting rights with respect to any investments acquired in furtherance of the obligations described in clause (I) above (or securities issued in respect of any such investments).


     Each Attorney shall have full power by written instrument to delegate any or all such powers from time to time to any person and similarly to revoke such delegation.

     This is a durable power of attorney and shall not be affected by the undersigned's subsequent disability or incapacity.

     All powers given to each Attorney shall be exercisable in such Attorney's sole discretion, and each Attorney's decision and determination made in good faith and in the exercise of reasonable judgment shall be conclusive upon all persons, whether or not ascertained, in being, or under a disability. No Attorney shall be personally liable for any action or omission undertaken in good faith and in exercise of reasonable judgment.

     This power is to continue in full force with respect to any person dealing in good faith with any Attorney until such person has received actual knowledge of the termination of this power; and any person dealing with any Attorney shall be entitled to rely, without any inquiry or investigation, on the representation of authority, by affidavit or otherwise, by any Attorney to act in the undersigned's behalf in any manner, and it shall be conclusively presumed as to any such person that any action taken by any Attorney is authorized.

     The undersigned hereby declares that in the event of express revocation or of the undersigned's death or legal incapacity, this power of attorney shall as to all actions which may after such event be taken by any Attorney by virtue or under color or in pursuance hereof, be as binding upon the undersigned and upon the undersigned's Executors, Administrators, legal representatives, successors and assigns, as the same would have been had such event not occurred; no Attorney shall have any liability for any such action, unless such attorney had, before its taking, received reliable intelligence of such event so as effectually to apprise him/her that his/her authority hereunder had terminated.

     WITNESS the hand and seal of the undersigned this 17th day of April 2002.

                                                     /s/ William W. Helman
                                                     -----------------------
                                                     William W. Helman

COMMONWEALTH OF MASSACHUSETTS

MIDDLESEX ss.                                                  April 17, 2002

     Personally appeared the above-named William W. Helman and acknowledged the foregoing instrument to be his/her free act and deed. Before me,


                                                      /s/ Marion A. Hurley


                                                      Notary Public
                                                      My Commission Expires:
                                                      January 29, 2004